                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                         WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

                                                                                                              DOLLARS
COLLECTIONS
Payments received                                                                                           58,771,384.97
      Plus / (Less) :
                     Net Servicer Advances                                                                      19,525.77
                     Investment Earnings on funds in the Collection Account                                     70,825.92
                                                                                                            -------------
Net Collections                                                                                             58,861,736.66
      Plus / (Less) :
                     Funds in Spread Account                                                                12,511,688.24
                                                                                                            -------------
Total Available Funds                                                                                       71,373,424.90
                                                                                                            =============

DISTRIBUTIONS

      Servicing Fee                                                                          1,301,734.00
      Trustee and Other Fees                                                                     3,973.42
                                                                                             ------------

Total Fee Distribution                                                                                       1,305,707.42

      Note Interest Distribution Amount - Class A-1                                    0.00
      Note Interest Distribution Amount - Class A-2                              618,503.54
      Note Interest Distribution Amount - Class A-3                              365,000.00
      Note Interest Distribution Amount - Class A-4                              776,847.92
                                                                               ------------
                                                                               1,760,351.46

      Note Principal Distribution Amount - Class A-1                                   0.00
      Note Principal Distribution Amount - Class A-2                          52,014,924.12
      Note Principal Distribution Amount - Class A-3                                   0.00
      Note Principal Distribution Amount - Class A-4                                   0.00
                                                                              -------------
                                                                              52,014,924.12

Total Class A Interest and Principal Distribution                                                           53,775,275.58

      Note Interest Distribution Amount - Class B-1                              109,687.50
      Note Principal Distribution Amount - Class B-1                           3,920,443.08
                                                                              -------------

Total Class B Interest and Principal Distribution                                                            4,030,130.58

      Note Interest Distribution Amount - Class C-1                              132,281.25
      Note Principal Distribution Amount - Class C-1                                   0.00
                                                                              -------------

Total Class C Interest and Principal Distribution                                                              132,281.25

      Note Interest Distribution Amount - Class D-1                              128,781.25
      Note Principal Distribution Amount - Class D-1                                   0.00
                                                                              -------------

Total Class D Interest and Principal Distribution                                                              128,781.25

      Spread Account Deposit                                                                                12,001,248.82
                                                                                                            -------------

Total Distributions                                                                                         71,373,424.90
                                                                                                            =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

PORTFOLIO DATA:
                                                                    # of loans
  Beginning Aggregate Principal Balance                                   86,601                       1,249,664,885.62

    Less:             Principal Payments                                           (22,576,255.15)
                      Full Prepayments                                    (2,549)  (22,955,582.33)
                      Partial Prepayments                                      -                -
                      Liquidations                                          (305)   (4,008,166.00)
                                                                                   --------------
                                                                                                         (49,540,003.48)
                                                                                                       ----------------
  Ending Aggregate Principal Balance                                      83,747                       1,200,124,882.14
                                                                                                       ================

Ending Outstanding Principal Balance of Notes                                                          1,136,090,624.04
Overcollateralization Amount                                                                              64,034,258.10
Overcollateralization Level                                                                                        5.34%

OTHER RELATED INFORMATION:

Spread Account:

         Beginning Balance                                                          12,496,648.86
               Investment earnings on funds in spread account                           15,039.38
               Less: Funds included in Total Available Funds                       (12,511,688.24)
               Deposits                                                             12,001,248.82
               Reductions                                                                       -
                                                                                   --------------
         Ending Balance                                                                                   12,001,248.82

         Beginning Initial Deposit                                                  15,000,000.00
               Repayments                                                                       -
                                                                                   --------------
         Ending Initial Deposit                                                                           15,000,000.00

Modified Accounts:

         Principal Balance                                                                      -                     -
         Scheduled Balance                                                                      -                     -

Servicer Advances:

         Beginning Unreimbursed Advances                                               909,668.15
         Net Advances                                                                   19,525.77
                                                                                   --------------
                                                                                                             929,193.92

Net Charge-Off Data:

         Charge-Offs                                                                 4,985,512.98
         Recoveries                                                                   (953,901.96)
                                                                                   --------------
         Net Charge-Offs                                                                                   4,031,611.02

Delinquencies ( P&I):                                               # of loans
         30-59 Days                                                        1,552    13,385,429.73
         60-89 Days                                                          397     3,549,718.09
         90-119 Days                                                         135       963,180.40
         120 days and over                                                     3        16,279.68

Repossessions                                                                 88       708,014.89

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
Sale and Servicing Agreement)                                                  -                                      -

Cumulative Charge-Off Percentage                                                                                   0.27%

WAC                                                                                                             10.7257%
WAM                                                                                                              56.720

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

                                BEGINNING       NOTE MONTHLY                     TOTAL
              ORIGINAL         OUTSTANDING       PRINCIPAL        PRIOR        PRINCIPAL
             PRINCIPAL          PRINCIPAL       DISTRIBUTABLE    PRINCIPAL   DISTRIBUTABLE
CLASSES       BALANCE            BALANCE           AMOUNT       CARRYOVER       AMOUNT
-------   ----------------   ----------------  --------------   ----------   -------------
  A-1       222,000,000.00               0.00            0.00         0.00            0.00

  A-2       555,000,000.00     491,525,991.24   52,014,924.12         0.00   52,014,924.12

  A-3       200,000,000.00     200,000,000.00            0.00         0.00            0.00

  A-4       331,750,000.00     331,750,000.00            0.00         0.00            0.00

  B-1        56,250,000.00      56,250,000.00    3,920,443.08         0.00    3,920,443.08

  C-1        63,750,000.00      63,750,000.00            0.00         0.00            0.00

  D-1        48,750,000.00      48,750,000.00            0.00         0.00            0.00
          ----------------   ----------------  --------------   ----------   -------------
TOTAL     1,477,500,000.00   1,192,025,991.24   55,935,367.20         0.00   55,935,367.20
          ================   ================  ==============   ==========   =============

                                           REMAINING           TOTAL
           PRINCIPAL       CURRENT        OUTSTANDING        PRINCIPAL
          DISTRIBUTION     PRINCIPAL       PRINCIPAL        AND INTEREST
CLASSES      AMOUNT       CARRYOVER        BALANCE          DISTRIBUTION
-------   ------------    ----------   ----------------    -------------
  A-1              0.00         0.00               0.00             0.00

  A-2     52,014,924.12         0.00     439,511,067.12    52,633,427.66

  A-3              0.00         0.00     200,000,000.00       365,000.00

  A-4              0.00         0.00     331,750,000.00       776,847.92

  B-1      3,920,443.08         0.00      52,329,556.92     4,030,130.58

  C-1              0.00         0.00      63,750,000.00       132,281.25

  D-1              0.00         0.00      48,750,000.00       128,781.25
          -------------   ----------   ----------------    --------------
TOTAL     55,935,367.20         0.00   1,136,090,624.04    58,066,468.66
          =============   ==========   ================    ==============

                      NOTE MONTHLY                    TOTAL
                       INTEREST        PRIOR        INTEREST        INTEREST     CURRENT     DEFICIENCY    POLICY
 NOTE    INTEREST    DISTRIBUTABLE    INTEREST    DISTRIBUTABLE   DISTRIBUTION   INTEREST      CLAIM        CLAIM
CLASSES    RATE         AMOUNT       CARRYOVER        AMOUNT         AMOUNT     CARRYOVER      AMOUNT      AMOUNT
-------  --------    -------------   ---------    -------------   ------------  ---------    ----------    ------
  A-1    1.08000%             0.00        0.00             0.00           0.00       0.00          0.00       0.00

  A-2    1.51000%       618,503.54        0.00       618,503.54     618,503.54       0.00          0.00       0.00

  A-3    2.19000%       365,000.00        0.00       365,000.00     365,000.00       0.00          0.00       0.00

  A-4    2.81000%       776,847.92        0.00       776,847.92     776,847.92       0.00          0.00       0.00

  B-1    2.34000%       109,687.50        0.00       109,687.50     109,687.50       0.00          0.00       0.00

  C-1    2.49000%       132,281.25        0.00       132,281.25     132,281.25       0.00          0.00       0.00

  D-1    3.17000%       128,781.25        0.00       128,781.25     128,781.25       0.00          0.00       0.00
         -------      ------------   ---------    -------------   ------------  ---------    ----------    -------
TOTAL                 2,131,101.46        0.00     2,131,101.46   2,131,101.46       0.00          0.00       0.00
         =======      ============   =========    =============   ============  =========    ==========    =======

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

Detailed Reporting

    See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2003.

                               ------------------------------------------------
                               Lori Bice
                               Assistant Vice President
                               Director Technical Accounting

                               ------------------------------------------------
                               Keith Palmer
                               Senior Vice President
                               Treasurer